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                                                                    EXHIBIT 23.1









                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


         As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated February 17, 1999 (except with respect to the matter discussed in Note 2, as to which the date is October 22, 1999) included in the Weatherford International, Inc.'s Current Report on Form 8-K dated October 22, 1999, and to all references to our Firm included in this Registration Statement.


/s/  ARTHUR ANDERSEN LLP

Arthur Andersen LLP


Houston, Texas
March 6, 2000